                                                                  EXHIBIT 23.1


                     [MCGLADREY & PULLEN, LLP LETTERHEAD]


                      CONSENT OF INDEPENDENT ACCOUNTANTS




To the Board of Directors
McLeod, Inc.
Cedar Rapids, Iowa


We hereby consent to the use in this Registration Statement of our report, dated March 28, 1996, except for Note 11, as to which the date is April 30, 1996, relating to the consolidated financial statements of McLeod, Inc. and subsidiaries, and to the reference to our Firm under the caption "Experts" and "Selected Consolidated Financial Data" in the Prospectus.




                                                  /s/  MCGLADREY & PULLEN, LLP

                                                  MCGLADREY & PULLEN, LLP



Cedar Rapids, Iowa
May 15, 1996

                                                                  EXHIBIT 23.1


                     [MCGLADREY & PULLEN, LLP LETTERHEAD]


                      CONSENT OF INDEPENDENT ACCOUNTANTS




To the Board of Directors
MWR Telecom Inc.
Cedar Rapids, Iowa


We hereby consent to the use in this Registation Statement of our report, dated March 15, 1996, relating to the financial statements of MWR Telecom Inc., and to the reference to our Firm under the caption "Experts" in the Prospectus.





                                                  /s/  MCGLADREY & PULLEN, LLP

                                                  MCGLADREY & PULLEN, LLP



Cedar Rapids, Iowa
May 15, 1996